UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2018

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

_____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer

On June 29, 2018, Eric Larson announced his intention to resign as Vice President and Chief Accounting Officer of Northern Power System Corp. (the “Company”).  Mr. Larson’s resignation will be effective July 27, 2018.  Mr. Larson confirmed that his resignation is for personal reasons and did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Appointment of Interim Chief Financial Officer

On June 29, 2018, the Board of Directors of the Company appointed Ciel R. Caldwell, the Company’s President and Chief Operating Officer, as interim Chief Financial Officer, effective as of the date of Mr. Larson’s resignation.  Ms. Caldwell will continue to serve in the capacity as President and Chief Operating Officer of the Company while she serves as interim Chief Financial Officer. Ms. Caldwell previously has served as the Company’s Chief Financial Officer from February 2013 until May 2016. From May 2016 to August 2016, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance. Ms. Caldwell joined the Company in February of 2011. Ms. Caldwell began her career at PricewaterhouseCoopers and holds a B.S. in Accounting from Babson College.

There are no family relationships between Ms. Caldwell and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory or severance arrangements were entered into in connection with Ms. Caldwell’s appointment as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: July 6, 2018	By: /s/ Ciel R. Caldwell
Name: Ciel R. Caldwell
Title: President and Chief Operating Officer